UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A

                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 18, 2004

                             AIRSPAN NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                   Washington
                 (State or other jurisdiction of incorporation)

             000-31031                              75-2743995
     (Commission file number)           (I.R.S. Employer Identification No.)

 777 Yamato Road, Suite 105, Boca Raton, Florida      33431
     (Address of principal executive offices)      (Zip code)

                                 (561) 893-8670
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On October 18, 2004, the Board of Directors of Airspan Networks, Inc. (the "Company") appointed a new member to the Company's Board of Directors. The addition of Randall E. Curran brings the Board's membership to eight. The Company anticipates that Mr. Curran will be named to the Company's Audit Committee.

      There are no arrangements or understandings pursuant to which Mr. Curran was selected as a director.

      On October 18, 2004, the Company issued a press release with respect to the appointment of Mr. Curran, a copy of which is attached, and incorporated herein by reference, as Exhibit 99.1.

ITEM 5.03. AMENDMENT TO BYLAWS.

      Effective October 18, 2004, the Board of Directors of the Company has amended and restated the Company's Bylaws (the "Amended Bylaws").

      The Amended Bylaws increase the maximum number of directors comprising the Board of Directors from seven (7) to eight (8).

      The foregoing description is a brief summary of the provisions adopted by the Amended Bylaws. This summary is not intended to be complete, and is qualified in its entirety by reference to the Company's Amended Bylaws attached hereto as Exhibit 3.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

      ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            3.1   - Amended and Restated Bylaws of the Company

            99.1  - Press Release dated October 18, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 21, 2004

                                      AIRSPAN NETWORKS, INC


                                      By: /s/ Peter Aronstam
                                          -----------------------
                                      Peter Aronstam
                                      Senior Vice President and
                                      Chief Financial Officer